UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 22, 2007
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      Entry into a Material Definitive Agreement
On March 22, 2007, Nuance Communications, Inc. (“Nuance”) received a Commitment Letter dated as of March 22, 2007 (the “Commitment Letter”) from Citigroup, UBS Investment Bank and Credit Suisse. The Commitment Letter provides for the amendment and restatement of Nuance’s existing 7-year $355 million term facility and 6-year $75 million revolving credit facility (together, the “Expanded Facility”). The Expanded Facility includes $90 million of additional term debt resulting in a $442 million term facility due in March 2013 and a $75 million revolving credit facility due in March 2012. The additional funds received by Nuance under the Expanded Facility will be used to fund the cash portion of the merger consideration for Nuance’s previously announced acquisitions of BeVocal, Inc. and Focus Infomatics, Inc. and for other working capital purposes and will be secured by substantially all of the assets of Nuance and its domestic subsidiaries. The Expanded Facility will be subject to customary representations, warranties and covenants and the closing of the Expanded Facility is subject to the satisfaction of customary closing conditions.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: March 22, 2007	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer